EIGHTH AMENDMENT TO THE

THE RBB FUND TRUST

CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block, to the Custody Agreement, dated as of October 22, 2015, as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update the list of funds on Exhibit B to the Agreement to include the following funds and take into account present circumstances; and

● First Eagle Global Equity ETF

● First Eagle Overseas Equity ETF

● Tweedy, Browne Insider + Value ETF

● Longview Advantage ETF

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley

Name:	James G. Shaw	Name:	/s/ Gregory Farley

Title:	CFO/COO & Secretary	Title:	Sr. Vice President

Date:	10/22/2024	Date:	10/22/2024

EXHIBIT B to the Custody Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Floating Rate Income Fund

Penn Capital Mid Cap Core Fund

Penn Capital Opportunistic High Income Fund

Penn Capital Short Duration High Income Fund

Penn Capital Special Situations Small Cap Equity Fund

The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF

Element EV & Solar Battery Materials Futures Cayman Fund, Ltd.

P/E Global Enhanced International Fund

Evermore Global Value Fund

Torray Fund

First Eagle Global Equity ETF

First Eagle Overseas Equity ETF

Tweedy, Browne Insider + Value ETF

Longview Advantage ETF

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